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NEWS RELEASE                                                        EXHIBIT 99.2

FOR INFORMATION CONTACT:

GLIMCHER REALTY TRUST
150 EAST GAY STREET
COLUMBUS, OHIO 43215

William G. Cornely                    Melinda A. Janik
Exec. V.P., COO                       Sr. V.P., CFO
bcornely@glimcher.com                 mjanik@glimcher.com
(614) 887-5614                        (614) 887-5610

FOR IMMEDIATE RELEASE
TUESDAY, DECEMBER 23, 2003

                        GLIMCHER COMPLETES ACQUISITION OF
                          EASTLAND MALL IN COLUMBUS, OH

COLUMBUS, OH -DECEMBER 23, 2003- GLIMCHER REALTY TRUST, (NYSE: GRT), a premier real estate investment trust (REIT), today announced the completion of its acquisition of Eastland Mall in Columbus, Ohio. The purchase price of $29.65 million was funded with a $24 million three year bank loan that bears interest at a rate of LIBOR plus 200 basis points and approximately $5 million of borrowings on the Company's line of credit. The Company may also borrow up to an additional $12 million during the life of the bank loan to fund costs relating to the addition of a new anchor and other improvements to the mall.

Eastland Mall, built in 1968, has undergone several renovations and expansions, the most recent of which was in 1998. It currently includes approximately 940,000 square feet of gross leaseable area (GLA). Mall store occupancy, which includes in-line spaces less than 20,000 square feet and all outlots, is approximately 78%. With the addition of a new 120,000 square foot anchor, to be constructed and operated by Kaufmann's, and which is expected to open in fall 2005 and the addition of some small shop GLA, Eastland Mall will encompass over 1 million square feet of GLA by 2005.

The purchase price represents approximately a 15% cap rate based on estimated in-place net operating income. After completion of the Kaufmann's addition, the leaseup of the additional small shop GLA and various capital improvements to the existing mall are completed, the Company expects stabilized returns in the 12% to 13% range.

Michael P. Glimcher, President, commented, "Eastland is an excellent fit with our mall portfolio. It is a large center in a growing middle market metropolitan area that can remain the dominant mall in its trade area. Our ability to acquire this property at a very opportunistic price and then immediately enhance its value by the addition of a key anchor provides the Company with a near term growth opportunity," Glimcher added.

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                                                           GLIMCHER REALTY TRUST
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ABOUT THE COMPANY

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls, and community shopping centers.

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "GRT." Glimcher Realty Trust is a component of both the Russell 2000(R) Index, representing small cap stocks, and the Russell 3000(R) Index, representing the broader market.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, financing and development risks, failure to lease space at acceptable rents, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

                       VISIT GLIMCHER AT: WWW.GLIMCHER.COM

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